Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment 1 to the Registration Statement (No. 333-174818) on Form S-1 of SofTech, Inc. of our report dated September 26, 2011, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/ McGladrey & Pullen, LLP

Boston, Massachusetts

September 26, 2011